NEWS

RELEASE___________________________________________________

FOR IMMEDIATE RELEASE

CONTACT: Chris Mathis

(512) 434-3766

TEMPLE-INLAND INC. REPORTS FIRST QUARTER 2009 RESULTS

AUSTIN, TEXAS, April 22, 2009--Temple-Inland Inc. today reported first quarter 2009 net income of $35 million, or $0.33 per diluted share, compared with fourth quarter 2008 net loss of $6 million, or $0.06 per share, and first quarter 2008 net loss of $13 million, or $0.12 per share.

First quarter 2009 net income excluding special items was $32 million, or $0.30 per diluted share, compared with fourth quarter 2008 net income excluding special items of $12 million, or $0.11 per diluted share, and first quarter 2008 net loss excluding special items of $5 million, or $0.05 per share. Results for first quarter 2009 include special items of $0.03 per share primarily consisting of an after-tax gain of $6 million, or $0.06 per diluted share, related to the purchase and retirement of long-term debt and an after-tax charge of $2 million, or $0.02 per diluted share, resulting from facility closures and headcount reductions.

	First Quarter		Fourth Quarter

	2009	2008	2008

Net income per share	$0.33	($0.12)	($0.06)
Adjustment for special items	($0.03)	$0.07	$0.17
Net income (loss) per share, excluding special items	$0.30	($0.05)	$0.11

Corrugated Packaging

	First Quarter		Fourth Quarter

	2009	2008	2008

Segment Operating Income ($ in Millions)	$105	$55	$68

Corrugated packaging operating results for first quarter 2009 were a record $105 million. Earnings improved in first quarter 2009 compared with fourth quarter 2008 as higher box volumes and lower input and converting costs more than offset lower box prices. Operating results improved in first quarter 2009 compared with first quarter 2008 as higher box prices and lower input and converting costs more than offset lower volumes and downtime related expenses.

Building Products

	First Quarter		Fourth Quarter

	2009	2008	2008

Segment Operating Income ($ in Millions)	($2)	($21)	($14)

Building products operating results improved in first quarter 2009 compared with fourth quarter 2008 as higher volumes for all products and lower costs more than offset declining prices for lumber, particleboard and gypsum. Operating results improved in first quarter 2009 compared with first quarter 2008 as higher gypsum prices, a lower cost structure, and lower input costs more than offset lower lumber and particleboard volumes.

Comments

Doyle R. Simons, chairman and chief executive officer of Temple-Inland Inc., said, “We delivered outstanding operating results and generated $80 million of cash from operations in first quarter 2009 despite tough economic conditions.

“In Corrugated Packaging, we had record earnings in the quarter resulting from our box plant transformation, continued success of our PBL acquisition, our heavy orientation to the food and beverage market, our integrated system and lower input costs. We continued to match our production to our demand and our quarter end inventories were down compared with year ago and fourth quarter 2008 levels.

“In Building Products, we improved our operating results by $19 million compared with year ago levels despite the continued decline in housing starts. In the quarter, we benefited from our lower cost structure, declining input costs and our mix of products. We remain focused on matching our supply with demand, lowering costs and generating cash in this business.

“As we enter second quarter 2009, economic conditions continue to be uncertain. However, the actions we have taken to improve asset utilization, drive down our costs, match production to our demand and profitably grow our business positions us to continue to deliver solid relative results.”

Temple-Inland will host a conference call on April 22, 2009 at 9:30 am ET to discuss results of first quarter 2009. To access the conference call, listeners calling from the United States and Canada should dial 1-866-394-6665 at least 15 minutes prior to the start of the call. The passcode for the conference call is: 94185457. Those wishing to access the call from outside the United States and Canada should dial 1-706-634-1667 and use the same passcode as set forth above. Replays of the call will be available for two weeks following completion of the live call and can be accessed at 1-800-642-1687 in the United States and Canada and at 1-706-645-9291 outside the United States and Canada. The passcode for the replay is: 94185457.

Temple-Inland Inc. is a manufacturing company focused on corrugated packaging and building products. The fully integrated corrugated packaging operation consists of 7 mills and 63 converting facilities. The building products operation manufactures a diverse line of building products for new home construction, commercial and repair and remodeling markets. Temple-Inland's address on the World Wide Web is www.templeinland.com.

This release contains “forward-looking statements” within the meaning of the federal securities laws. These statements reflect management’s current views with respect to future events and are subject to risk and uncertainties. We note that a variety of factors and uncertainties could cause our actual results to differ significantly from the results discussed in the forward-looking statements. Factors and uncertainties that might cause such differences include, but are not limited to: general economic, market, or business conditions; the opportunities (or lack thereof) that may be presented to us and that we may pursue; fluctuations in costs and expenses including the costs of raw materials, purchased energy, and freight; changes in interest rates; current conditions in financial markets could adversely affect our ability to finance our operations; demand for new housing; accuracy of accounting assumptions related to impaired assets, pension and postretirement costs, contingency reserves and income taxes; competitive actions by other companies; changes in laws or regulations; our ability to execute certain strategic and business improvement initiatives; the accuracy of certain judgments and estimates concerning the integration of acquired operations; and other factors, many of which are beyond our control.

This release includes non-GAAP financial measures. The required reconciliations to GAAP financial measures are included in this release.

TEMPLE-INLAND INC. AND SUBSIDIARIES

CONSOLIDATED EARNINGS AND SEGMENT RESULTS

(Preliminary and Unaudited)

	First Quarter
	2009	2008
	(in millions, except per share)
Revenues
Corrugated packaging	$790	$776
Building products	151	168
Total revenues	$941	$944

Income
Corrugated packaging	$105	$55
Building products	(2)	(21)
Total segment operating income	103	34
Items not included in segments:
General and administrative expense	(17)	(21)
Share-based and long-term incentive compensation	(9)	(4)
Other operating income (expense)	(4)	(15)
Other non-operating income	10	1
Net interest income (expense) on financial assets and nonrecourse financial liabilities of special purpose entities	2	(3)
Interest expense on debt	(19)	(17)
Income (loss) before taxes	66	(25)
Income tax (expense) benefit	(30)	12
Net Income (loss)	36	(13)
Net income attributable to noncontrolling interest of special purpose entities	(1)	––
Net income (loss) attributable to Temple-Inland Inc.	$35	$(13)

Average basic shares outstanding	106.7	106.7
Average diluted shares outstanding	106.7	107.6

Per share information
Basic earnings	$0.33	$(0.12)
Diluted earnings (a)	$0.33	$(0.12)
Dividends	$0.10	$0.10

____________

(a)	Earnings per share for 2008 is based on average basic shares outstanding due to our loss from continuing operations.

TEMPLE-INLAND INC. AND SUBSIDIARIES

SUMMARIZED CONSOLIDATED BALANCE SHEETS

(Preliminary and Unaudited)

	First Quarter- End 2009	Year-End 2008
	(Dollars in millions)
ASSETS
Current Assets	$1,063	$1,073
Property and Equipment	1,628	1,664
Financial Assets of Special Purpose Entities	2,475	2,474
Goodwill	394	394
Other Assets	275	264
TOTAL ASSETS	$5,835	$5,869

LIABILITIES
Current Liabilities	$397	$446
Long-Term Debt	1,142	1,191
Nonrecourse Financial Liabilities of Special Purpose Entities	2,140	2,140
Deferred Tax Liability	778	750
Liability for Pension Benefits	174	172
Liability for Postretirement Benefits	101	101
Other Long-Term Liabilities	294	292
TOTAL LIABILITIES	5,026	5,092
SHAREHOLDERS’ EQUITY
Temple-Inland Inc. Shareholders’ Equity	717	686
Noncontrolling Interest of Special Purpose Entities	92	91
TOTAL SHAREHOLDERS’ EQUITY	809	777
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$5,835	$5,869

TEMPLE-INLAND INC. AND SUBSIDIARIES

SUMMARIZED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Preliminary and Unaudited)

	First Quarter 2009	Fourth Quarter 2008	Third Quarter 2008		Second Quarter 2008		First Quarter 2008
CASH PROVIDED BY (USED FOR) OPERATIONS
Operations	$114	$80 (a)	$66	(b)	$57	(a)	$19	(b)
Working capital	(34)	(19)	(20	)(c)	(7	)(c)	(358	)(c)
	80	61	46		50		(339)
CASH PROVIDED BY (USED FOR) INVESTING
Capital expenditures	(19)	(48)	(40)		(42)		(34)
Acquisition, net of cash acquired	––	––	(57)		––		––
Other	(1)	––	(2)		(3)		(1)
	(20)	(48)	(99)		(45)		(35)
CASH PROVIDED BY (USED FOR) FINANCING
Cash dividends to shareholders	(10)	(11)	(11)		(10)		(11)
Net change in debt	(40)	(1)	68		15		204
Fees related to special purpose entities	(15)	––	––		––		––
Other	(11)	(7)	3		(3)		(10)
	(76)	(19)	60		2		183
Effect of exchange rate changes on cash and cash equivalents	(1)	(3)	(1)		(1)		2
Net increase (decrease) in cash and cash equivalents	(17)	(9)	6		6		(189)
Cash and cash equivalents at beginning of period	41	50	44		38		227
Cash and cash equivalents at end of period	$24	$41	$50		$44		$38

SUPPLEMENTAL INFORMATION
Depreciation and amortization	$51	$55	$51		$50		$50
____________
(a)	Includes $15 million of voluntary, discretionary contributions to our defined benefit plan in second and fourth quarter 2008.
(b)	Includes payments related to our 2007 transformation plan of $11 million in third quarter 2008 and $39 million in first quarter 2008.
(c)	Includes payments related to our 2007 transformation plan of $20 million in third quarter 2008, $1 million in second quarter 2008 and $276 million in first quarter 2008.

TEMPLE-INLAND INC. AND SUBSIDIARIES

REVENUES AND UNIT SALES, EXCLUDING JOINT VENTURE OPERATIONS

(Preliminary and Unaudited)

	First Quarter
	2009	2008
	(Dollars in millions)
Revenues
Corrugated packaging
Corrugated packaging	$751	$737
Paperboard (a) (b)	39	39
Total corrugated packaging	$790	$776
Building products
Lumber	$46	$53
Particleboard	38	43
Gypsum wallboard	38	34
Medium density fiberboard	18	19
Fiberboard	3	9
Other	8	10
Total building products	$151	$168

Unit Sales
Corrugated packaging
Corrugated packaging, thousands of tons	829	827
Paperboard, thousands of tons (a) (b)	89	82
Total, thousands of tons	918	909
Building products
Lumber, mbf	188	200
Particleboard, msf	107	120
Gypsum wallboard, msf	283	280
Medium density fiberboard, msf	34	38
Fiberboard, msf	17	50

_____________
(a)	Paperboard includes containerboard and light-weight gypsum facing paper.
(b)	Comparisons of revenue and unit sales of paperboard are affected by the July 25, 2008 purchase of our partner’s interest in Premier Boxboard Limited LLC.

TEMPLE-INLAND INC. AND SUBSIDIARIES

CALCULATION OF NON-GAAP FINANCIAL MEASURES

(Preliminary and Unaudited)

	First Quarter	First Quarter	Fourth Quarter
	2009	2008	2008
	(In millions, except per share)
NET INCOME (LOSS) EXCLUDING SPECIAL ITEMS
Net income (loss) in accordance with GAAP	$35	$(13)	$(6)
Special items, after-tax:
Facility closures and headcount reductions	(2)	––	5
Gains related to purchase and retirement of long-term debt	6	––	––
Litigation and other	(1)	3	3
2007 transformation plan	––	(11)	––
Adjustment due to change in annual tax rate to 38 percent in
fourth quarter 2008	––	––	10
Total special items, after-tax	3	(8)	18
Net income (loss), excluding special items	$32	$(5)	$12

Net income (loss), per share, in accordance with GAAP	$0.33	$(0.12)	$(0.06)
Special items, after-tax, per share:
Facility closures and headcount reductions	(0.02)	––	0.05
Gains related to purchase and retirement of long-term debt	0.06	––	––
Litigation and other	(0.01)	0.03	0.02
2007 transformation plan	––	(0.10)	––
Adjustment due to change in annual tax rate to 38 percent in
fourth quarter 2008	––	––	0.10
Total special items, after-tax	0.03	(0.07)	0.17
Net income (loss) per share, excluding special items	$0.30	$(0.05)	$0.11

Average basic shares outstanding	106.7	106.7	106.7
Average diluted shares outstanding	106.7	107.6	106.7